Exhibit 10.22
April 15, 2008
Silicon Mountain Holdings, Inc.
4755 Walnut Street
Boulder, Colorado 80301
Attention: Rudolph (Tré) A. Cates III

Re:	Amended and Restated Overadvance Side Letter
     Reference is hereby made to that certain Security and Purchase Agreement dated as of September 25, 2006 by and among SILICON MOUNTAIN HOLDINGS, INC., a Colorado corporation (“Parent”), SILICON MOUNTAIN MEMORY, INCORPORATED, a Colorado corporation (“SMM”), VCI SYSTEMS, INC., a Colorado corporation (“VCI”, and together with Parent and SMM, the “Companies” and, each a “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”). This Amended and Restated Overadvance Side Letter amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain Overadvance Side Letter dated as of March 14, 2008 by and among each Company and Laurus (the “Original Overadvance Side Letter”). On September 28, 2007, Laurus, together with other affiliates of Laurus appointed LV Administrative Services, Inc. as administrative and collateral agent for Laurus and such affiliates (the “Agent” and together with Laurus and certain of its affiliates, the “Creditors”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Subject to satisfaction of the Overadvance Conditions (as defined below), Laurus is hereby notifying the Companies of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make Loans to the Companies during the Period (as defined below) in excess of the Formula Amount on the date hereof (the “Overadvance”). Subject to satisfaction of the Overadvance Conditions, the aggregate principal amount of the Overadvance as of the date hereof shall be up to $1,050,000 (the “Initial Overadvance Amount”). The outstanding Overadvance shall at no time exceed the lesser of (x) the Applicable Overadvance Amount (as defined below) and (y) the remainder of the Capital Availability Amount less the Formula Amount as of the date of determination (the lesser of clauses (x) and (y) above, the “Maximum Overadvance Amount”). The “Applicable Overadvance Amount” shall mean on any date of determination such amount set forth on Annex A hereto opposite the period during which such determination is made.
     In connection with making the Overadvance, from the date of the Original Overadvance Side Letter through and including September 25, 2009 (the “Period”), the Creditors hereby waive compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. The Creditors further agree that solely for such Period (but not thereafter), (i) the incurrence and existence of the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) during the Period, the rate of interest applicable to such Overadvances shall be as set forth in Section 5(b)(ii) of the Security Agreement (collectively, the “Overadvance Rate”). Interest shall be (i) calculated on the basis of a 360 day year and shall accrue beginning on the date hereof, and (ii) payable monthly, in arrears, commencing on April 1, 2008 and on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period, whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect. For the avoidance of doubt, all proceeds applied by any Company in repayment of its obligations to the Creditors hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Overadvance unless otherwise agreed by the Creditors. Once repaid, the Overadvance may be reborrowed during the Period provided that the maximum amount of the Overadvance outstanding shall not at any time exceed the Maximum Overadvance Amount.
     Each Company hereby acknowledges and agrees that Laurus’ obligation to fund the Initial Overadvance Amount on the date hereof and each permitted reborrowing thereof after the date hereof up to the Maximum Overadvance Amount shall, at the time of such making of such Overadvance or reborrowing, and immediately after giving effect thereto, be at the sole discretion of the Creditors and also subject to the satisfaction of the following conditions (the “Overadvance Conditions”): (i) no Event of Default shall exist and be continuing as of such date; (ii) all representations, warranties and covenants made by each Company in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date; and (iii) each Company and its Subsidiaries shall have taken all action necessary to grant Agent “control” over all of such Company’s and its respective Subsidiaries’ Deposit Accounts (the “Control Accounts”), with any agreements establishing “control” to be in form and substance satisfactory to Agent. “Control” over such Control Accounts shall be released upon the indefeasible repayment in full and termination of the Overadvance (together with all accrued interest and fees which remain unpaid in respect thereof).
     The Companies hereby acknowledge that all amounts outstanding under the Overadvance (together with accrued interest and fees which remain unpaid in respect thereof) on the date of expiration of the Period shall, jointly and severally, be repaid in full by the Companies on such date of expiration. The failure to make any required repayment of an Overadvance shall give rise to an immediate Event of Default.
     SMM hereby agrees that it shall, within three (3) days of the date hereof, issue a twenty-five year warrant (the “Additional Warrant”) to Laurus to purchase up to 25% (on a fully diluted basis) of the outstanding shares of common stock of SMM with an exercise price of $0.01 per share, such Additional Warrant to be in form and substance satisfactory to Laurus as determined by Laurus in its sole discretion. Parent and SMM further agree, within three (3) days of the date hereof, to duly approve, execute and enter into with Laurus a side letter providing Laurus with certain tag along rights relating to the shares issuable under the Additional Warrant, such side letter also to be in form and substance satisfactory to Laurus as determined by Laurus in its sole discretion. In concept, the tag along rights would require Parent to offer Laurus the right to include its shares of SMM in any sale of shares of SMM by Parent.

     The parties hereto agree that the fair market value of the Additional Warrant (as reasonably determined by the parties) received in consideration of the amendment and restatement of the Original Overadvance Side Letter made by Laurus hereunder is hereby designated as interest and, accordingly, shall be treated, on a pro rata basis, as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of Laurus for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever any Company’s obligations from time to time owing to any Creditor hereunder, under the Security Agreement or under any Ancillary Agreement referred to in the Security Agreement.
     The Parent understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Parent’s determination that this letter is material. The Parent agrees to file an 8-K within 4 business days following the date of execution of this letter and in the form otherwise prescribed by the SEC.
     This letter may not be amended or waived except by an instrument in writing signed by each of the Companies, Laurus and Agent. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.
     This Amended and Restated Overadvance Side Letter shall for all purposes be deemed to be an Ancillary Agreement.
     If the foregoing meets with the Companies’ approval please signify the Companies’ acceptance of the terms hereof by signing below.
[Signature page follows.]

LAURUS MASTER FUND, LTD. By: Laurus Capital Management, LLC, its investment manager.

By:

Name:
Title:
Date:

VALENS U.S. SPV I, LLC By: Valens Capital Management, LLC, its investment manager

By:

Name:
Title:
Date:

VALENS OFFSHORE SPV I, LTD. By: Valens Capital Management, LLC its investment manager

By:

Name:
Title:
Date:

PSOURCE STRUCTURED DEBT LIMITED By: Laurus Capital Management, LLC its investment manager

By:

Name:
Title:
Date:

LV ADMINISTRATIVE SERVICES, INC. as Agent

By:

Name:
Title:
Date:

AGREED AND ACCEPTED AS OF THE DATE OF THIS LETTER AGREEMENT:
SILICON MOUNTAIN HOLDINGS, INC.

By:

Name:	Rudolph (Tré) A. Cates III
Title:	President and Chief Executive Officer
Date:
SILICON MOUNTAIN MEMORY, INCORPORATED

By:

Name:	Rudolph (Tré) A. Cates III
Title:	President and Chief Executive Officer
Date:
VCI SYSTEMS, INC.

By:

Name:	Rudolph (Tré) A. Cates III
Title:	President and Chief Executive Officer
Date:

ANNEX A
APPLICABLE OVERADVANCE AMOUNT

Period	Applicable Overadvance Amount

Feb 1, 2009 through and including February 28, 2009	$1,050,000

March 1, 2009 through and including March 31, 2009	$1,025,000

April 1, 2009 through and including April 30, 2009	$1,050,000

May 1, 2009 through and including May 31, 2009	$975,000

May 1, 2009 through and including May 31, 2009	$950,000

June 1, 2009 through and including June 30, 2009	$925,000

July 1, 2009 through and including July 31, 2009	$900,000

August 1, 2009 through and including August 31, 2009	$875,000

September 1, 2009 through maturity	$0